Exhibit 99.1

PARTY CITY REPORTS SECOND QUARTER 2022 RESULTS

AND UPDATES 2022 BUSINESS OUTLOOK

Total Net Sales of $527.4 million; Comparable Sales decreased 5.6% versus prior year and increased 12.2% versus 2019

GAAP Net Income of $162.2 million; Adjusted EBITDA of $45.8 million

ELMSFORD, N.Y.- August 8, 2022 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter ended June 30, 2022.

Brad Weston, Chief Executive Officer of Party City, stated, “Our second quarter topline results were largely as expected as we lapped a strong Q2 last year while cost headwinds, which are predominantly transitory in nature, pressured profitability. We are seeing benefits from the transformation work we have accomplished over the last 2 years, which is evidenced by our strong sales results compared to pre-pandemic levels.”

Mr. Weston added, “For the back half of the year, we continue to expect the supply chain volatility and inflationary pressures to persist and as a result, are revising our full year outlook. Given the continued broader macro pressures, we continue to operate the business with discipline from an expense and capital standpoint. Importantly, all of the progress we’ve made on our strategic initiatives is strengthening our market position, which will serve us well over the near and long-term.”

Second Quarter Summary:

•
Total net sales were $527.4 million, a decrease of 1.5% compared to the second quarter 2021 primarily driven by lower retail sales partially offset by higher North American Wholesale sales.
•
Total retail sales decreased 4.6% versus second quarter 2021 primarily driven by lower sales of core product in everyday categories and the lapping of strong prior year retail results as well as the current inflationary environment.
•
The total number of corporate Party City stores was 756 as of June 30, 2022 compared to 749 in the prior year period.
•
Brand comparable sales decreased 5.6% in the 13 weeks ended July 2, 2022 versus the 13 weeks ended July 3, 2021, and increased 12.2% versus the 13 weeks ended June 29, 2019.
•
Net third-party wholesale sales increased 13.2% compared to the second quarter of 2021 principally due to higher sales to franchise customers as well as strong performance within our Canadian business.
•
Total gross profit margin decreased 680 basis points to 33.7% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin decreased approximately 670 basis points to 34.3% of net

sales.a The decrease in both cases was primarily driven by higher input costs from supply chain, raw materials, sourced merchandise, helium and labor.
•
Selling, general and administrative expenses totaled $167.3 million or $12.0 million higher than the second quarter of 2021. The increase was primarily driven by impairment charges related to office lease assets and property and equipment and higher labor costs. Excluding certain items not indicative of core operating performance, expenses totaled $151.2 million, or 28.7% of net sales, a 60-basis point increase versus prior-year period. The increase in both cases was due to higher store labor costs. a
•
Interest expense was $24.2 million during the second quarter of 2022, compared to $23.1 million during the second quarter of 2022. The increase is driven by higher amounts of net debt outstanding and higher interest rates versus prior-year period.
•
Reported GAAP net income was $162.2 million, or $1.42 per diluted share.
•
Adjusted net income was $11.5 million, or an income of $0.10 per diluted share, compared to adjusted net income of $34.1 million, or earnings of $0.29 per share, in the second quarter of 2021. a
•
Adjusted EBITDA was $45.8 million, a decrease of $40 million versus $85.8 million during the second quarter of 2021. a a Refer to Reconciliation of Adjusted EBITDA for GAAP to Non-GAAP reconciliation. See “Non-GAAP Financial Information” for further description.

Balance Sheet and Cash Flow Highlights:

As of the end of the second quarter 2022, the Company had total liquidity of $195.9 million consisting of the following:

	Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
(in Thousands)	June 30, 2022
Cash	$12,952	$26,285	$39,237
ABL Availability:
Borrowing Base	412,160	14,427	426,587
Less: Letters of Credit Outstanding	35,440	—	35,440
Less: Borrowings under the ABL Facility	234,453	—	234,453
Total ABL Availability	142,267	14,427	156,694
Total Liquidity	$155,219	$40,712	$195,931

The weighted average interest rate for Borrowings under the ABL Facility was 2.88% at June 30, 2022.

The following table reflects both principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	June 30, 2022
(in Thousands)	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
Loans and notes payable*	$234,453	$231,911	$—	$231,911
8.75% Senior Secured First Lien Notes – due 2026	750,000	734,688	—	734,688
6.125% Senior Notes – due 2023	22,924	22,862	—	22,862
6.625% Senior Notes – due 2026	92,254	91,663	—	91,663
First Lien Party City Notes – due 2025	161,669	193,426	—	193,426
First Lien Anagram Notes – due 2025	118,699	—	148,732	148,732
Second Lien Anagram Notes – due 2026	93,613	—	144,576	144,576
Finance lease obligations	12,295	12,295	—	12,295
Total debt	1,485,907	1,286,845	293,308	1,580,153
Less: Cash	(39,237)	(12,952)	(26,285)	(39,237)
Total debt net of cash	$1,446,670	$1,273,893	$267,023	$1,540,916

*Balance consists of ABL Facility.

Net cash used in operating activities in the first six months of 2022 was $99.1 million, compared to net cash provided by operating activities of $13.8 million in the prior year period. The increase in cash used in operating activities is primarily attributable to increased inventory purchases due to timing of seasonal product receipts and higher cost due to freight and raw materials inflation, partially offset by timing of payments related to accounts payable and accrued expenses and lower lease payments as the prior year reflected payment of COVID deferrals. Free cash flowa in the first six months of 2022 was $(0.7) million compared to $77.8 million in the prior year period, with the decrease driven by lower Adjusted EBITDA and increased capital expenditures.

a Free cash flow ($0.7 million) is defined as Adjusted EBITDA ($50.4 million) less capital expenditures per the Condensed Consolidated Statements of Cash Flow ($51.1 million) (See “Non-GAAP Financial Information” and reconciliations below).

2022 Outlook:

The Company is providing the following updated outlook.

•
Net sales of $2.150 billion to $2.225 billion or a change of approximately -1% to 2% versus 2021
•
Brand comp sales decrease of approximately -4% to -1%
•
GAAP net loss of approximately $36 million to $10 million
•
Adjusted EBITDA of approximately $170 million to $200 million
•
85 to 100 new Next Generation stores, with a combination of new openings and remodels
•
Capital Expenditures of approximately $95 to $105 million or $65 to $75 million net of tenant improvement allowances

The table below sets forth a reconciliation from our 2022 forecasted GAAP Net Income to our Adjusted EBITDA.

(in thousands)	Low	High
GAAP Net Income	$(36,000)	$(10,000)
Income tax	12,000	16,000
Interest expense	99,000	99,000
Depreciation and Amortization Expense	68,000	68,000
GAAP EBITDA	$143,000	$173,000
EBITDA Add-Backs	27,000	27,000
Adjusted EBITDA	$170,000	$200,000

Conference Call Information

A conference call to discuss the second quarter 2022 financial results is scheduled for today, August 8, 2022, at 8:30 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-200-6205, access code 255473 (international callers please dial 929-526-1599) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including, Adjusted Net Third-Party Wholesale Sales, Adjusted Total Gross Profit Margin, Adjusted Selling, General and Administrative Expenses, Adjusted EBITDA and Adjusted Net Income/Loss. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release.

In addition, we also provide debt principal net of cash, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. We also present free cash flow, which we define as Adjusted EBITDA less capital expenditures. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance.

In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Party City’s expectations regarding net sales, Brand Comparable or Same-Store Sales, net income, Adjusted EBITDA and the related adjustments, and capital expenditures. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; successful implementation of our store growth strategy; decreases in our Halloween sales; product recalls or product liability; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending, including inflationary pressures; the continuing impact of COVID-19 on our global supply chain, retail store operations and customer demand; labor and material shortages and investments; disruptions to our supply chain, transportation system or increases in transportation costs; the impact of inflation on consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including recession, war, conflict or acts of terrorism; the impact of tariffs and our ability to mitigate impacts; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is a leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With hundreds of retail stores filled with thousands of products across the United States, we make it easy for our customers to find the perfect party solution through our assortment of party products, balloons, and costumes for their celebration aided by the support of our party experts both in-store and online. Our retail operations include approximately 825 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites which offer rapid, contactless, and same day shipping options (including in-store and at curbside), principally through the domain name PartyCity.com. In addition to our retail operations, we are also one of the largest global designers, manufacturers and distributors of decorated consumer party products, with items found in retail outlets worldwide, including independent party supply stores, mass merchants, grocery retailers, e-commerce merchandisers and dollar stores. We combine state-of-the-art manufacturing and sourcing operations, sophisticated wholesale operations and multi-channel retail and e-commerce retail operations to design, manufacture, source and distribute party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	June 30, 2022	December 31, 2021	June 30, 2021
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,237	$47,914	$84,452
Accounts receivable, net	93,445	93,301	86,745
Inventories, net	676,731	443,295	426,128
Prepaid expenses and other current assets	239,865	57,656	68,363
Income tax receivable	1,499	56,317	55,421
Total current assets	1,050,777	698,483	721,109
Property, plant and equipment, net	240,480	221,870	218,532
Operating lease asset	716,572	693,875	684,802
Goodwill	664,269	664,296	660,597
Trade names	383,749	383,737	383,761
Other intangible assets, net	20,916	23,687	27,825
Other assets, net	26,931	25,952	26,193
Total assets	$3,103,694	$2,711,900	$2,722,819
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$231,911	$84,181	$99,933
Accounts payable	275,316	161,736	129,802
Accrued expenses	181,671	195,531	190,347
Current portion of operating lease liability	116,816	116,437	136,749
Income taxes payable	9,656	10,801	2,537
Current portion of long-term obligations	920	1,373	1,265
Total current liabilities	816,290	570,059	560,633
Long-term obligations, excluding current portion	1,347,322	1,351,189	1,358,916
Long-term portion of operating lease liability	677,016	655,875	625,157
Deferred income tax liabilities, net	21,138	29,195	37,052
Other long-term liabilities	21,952	22,868	33,288
Total liabilities	2,883,718	2,629,186	2,615,046
Commitments and contingencies
Stockholders’ equity:
Common stock (112,990,705, 112,170,944 and 111,476,496 shares outstanding and 125,498,610, 124,157,500 and 122,790,983 shares issued at June 30, 2022, December 31, 2021, and June 30, 2021, respectively)	1,384	1,384	1,383
Additional paid-in capital	986,307	982,307	978,167
Accumulated deficit	(436,701)	(571,985)	(549,693)
Accumulated other comprehensive income	3,124	3,541	6,096
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	554,114	415,247	435,953
Less: Common stock held in treasury, at cost (12,507,905, 11,986,556 and 11,314,487 shares at June 30, 2022, December 31, 2021, and June 30, 2021, respectively)	(334,138)	(332,533)	(327,394)
Total Party City Holdco Inc. stockholders’ equity	219,976	82,714	108,559
Noncontrolling interests	—	—	(786)
Total stockholders’ equity	219,976	82,714	107,773
Total liabilities and stockholders’ equity	$3,103,694	$2,711,900	$2,722,819

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$527,449	$535,746	$960,425	$962,553
Cost of sales	349,477	318,574	644,445	593,095
Gross profit	177,972	217,172	315,980	369,458
Selling, general and administrative expenses**	167,306	155,336	325,366	304,357
Loss on disposal of assets in international operations	—	—	—	3,211
Income (loss) from operations	10,666	61,836	(9,386)	61,890
Interest expense, net	24,184	23,116	47,579	40,330
Other (income), net	(1,800)	(1,300)	(2,003)	(873)
(Loss) income before income taxes	(11,718)	40,020	(54,962)	22,433
Income tax (benefit) expense	(173,891)	10,209	(190,246)	6,740
Net income	162,173	29,811	135,284	15,693
Less: Net income attributable to noncontrolling interests	—	—	—	(54)
Net income attributable to common shareholders of Party City Holdco Inc.	$162,173	$29,811	$135,284	$15,747
Net income per share attributable to common shareholders of Party City Holdco Inc. – Basic	$1.44	$0.27	$1.20	$0.14
Net income per share attributable to common shareholders of Party City Holdco Inc. – Diluted	$1.42	$0.26	$1.18	$0.14
Weighted-average number of common shares – Basic	112,632,860	111,340,295	112,519,950	111,128,822
Weighted-average number of common shares – Diluted	114,604,275	116,251,151	115,115,172	115,499,304
Dividends declared per share	$—	$—	$—	$—
Comprehensive income	$160,827	$30,761	$134,890	$51,742
Less: Comprehensive income attributable to noncontrolling interests	—	—	—	(30)
Comprehensive income attributable to common shareholders of Party City Holdco Inc.	$160,827	$30,761	$134,890	$51,772

** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year. 2022 amounts include impairment charges.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows (used in) provided by operating activities:
Net income	$135,284	$15,693
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	31,606	34,860
Amortization of deferred financing costs and original issuance discounts	2,566	1,937
Provision for doubtful accounts	21	1,171
Deferred income tax (benefit) expense	(8,061)	2,622
Change in operating lease liability/asset	(7,308)	(52,315)
Undistributed income in equity method investments	(1,376)	(211)
Loss on disposal of assets	203	109
Loss on disposal of assets in international operations	—	3,211
Long-lived assets impairment	9,983	—
Stock-based compensation**	3,977	2,887
Loss on debt refinancing	—	226
Changes in operating assets and liabilities:
Increase in accounts receivable	(154)	(2,395)
Increase in inventories	(234,939)	(15,191)
Increase in prepaid expenses and other current assets	(127,273)	(31,055)
Increase in accounts payable, accrued expenses and income taxes payable	96,338	52,228
Net cash (used in) provided by operating activities	(99,133)	13,777
Cash flows (used in) investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(7)	—
Capital expenditures	(51,094)	(40,452)
Proceeds from disposal of property and equipment	1,622	—
Proceeds from sale of international operations, net of cash disposed	—	20,556
Net cash (used in) investing activities	(49,479)	(19,896)
Cash flows provided by (used in) financing activities:
Repayment of loans, notes payable and long-term obligations	(25,892)	(836,435)
Proceeds from loans, notes payable and long-term obligations	167,444	794,750
Treasury stock purchases	(1,605)	(212)
Exercise of stock options	—	3,322
Debt issuance costs	—	(21,437)
Net cash provided by (used in) financing activities	139,947	(60,012)
Effect of exchange rate changes on cash and cash equivalents	(12)	274
Net (decrease) in cash and cash equivalents and restricted cash	(8,677)	(65,857)
Change in cash classified within current assets held for sale	—	31,628
Cash and cash equivalents and restricted cash at beginning of period*	48,914	119,681
Cash and cash equivalents and restricted cash at end of period*	$40,237	$85,452
Supplemental disclosure of cash flow information:
Cash paid during the period for interest expense	$42,501	$16,594
Cash (received) paid during the period for income taxes, net of refunds	$(50,994)	$3,411

*Includes $1,000 of restricted cash at June 30, 2022 and December 31, 2021 and June 30, 2021. The Company records restricted cash in Other assets, net as presented in the consolidated balance sheets at June 30, 2022, December 31, 2021 and June 30, 2021.

** Stock-based compensation consists of stock-option expense – time-based, restricted stock units – time-based, restricted stock units – performance-based and directors – non-cash compensation, which were shown separately in prior years.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(Dollars in thousands)
Net income	$162,173	$29,811	$135,284	$15,693
Interest expense, net	24,184	23,116	47,579	40,330
Income tax (benefit) expense	(173,891)	10,209	(190,246)	6,740
Depreciation and amortization	15,746	16,916	31,606	34,860
EBITDA	28,212	80,052	24,223	97,623
Inventory restructuring and early lease terminations (f)	—	3,499	—	6,637
Other restructuring, retention and severance (a)	710	31	710	2,082
Long-lived assets impairment (b)	7,829	—	9,983	—
Deferred rent (c)	3,856	(398)	6,381	1,128
Closed store expense (d)	1,721	1,543	2,708	3,136
Foreign currency (gains), net	(247)	(772)	(528)	(1,311)
Stock-based compensation - employee**	2,217	1,680	3,929	2,962
Undistributed loss in equity method investments	(1,686)	(547)	(1,376)	(211)
Non-recurring legal settlements/costs	384	—	384	—
Gain on sale of property, plant and equipment	47	—	(72)	111
COVID - 19 (e)	—	655	—	1,270
Inventory disposal reserve	810	—	1,431	—
Loss on sale of business	—	—	—	3,211
Net loss on debt repayment (g)	—	—	—	226
Other	1,953	90	2,637	1,388
Adjusted EBITDA	$45,806	$85,833	$50,410	$118,252
Adjusted EBITDA Margin	8.7%	16.0%	5.2%	12.3%

** Stock-based compensation consists of stock-option expense – time-based, restricted stock units – time-based and restricted stock units – performance-based, which were shown separately in prior years.

PARTY CITY HOLDCO INC
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended June 30, 2022 EBITDA Adjustments
	June 30, 2022 GAAP Basis (as reported)	Long-lived assets impairment (b)	Inventory disposal reserve	Legal	Stock-based compensation - employee**	Deferred rent (c)	Other restructuring, retention and severance (a)	Closed store expense (d)	Foreign currency (gains), net	Other	June 30, 2022 Non-GAAP basis
Net sales	$527,449										$527,449
Cost of sales	349,477		(810)			(2,180)					346,487
Gross profit	177,972										180,962
Selling, General and administrative expenses**	167,306	(7,829)		(384)	(2,217)	(1,676)	(710)	(1,721)		(1,572)	151,197
Income from operations	10,666										29,765
Interest expense, net	24,184									(376)	23,808
Other (income) expense, net	(1,800)								247	1,634	81
(Loss) income before income taxes	(11,718)										5,876
Interest expense, net	24,184										24,184
Depreciation and amortization	15,746										15,746
EBITDA	28,212										45,806
Adjustments to EBITDA	17,594	(7,829)	(810)	(384)	(2,217)	(3,856)	(710)	(1,721)	247	(314)	—
Adjusted EBITDA	$45,806	$(7,829)	$(810)	$(384)	$(2,217)	$(3,856)	$(710)	$(1,721)	$247	$(314)	$45,806

** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year. 2022 includes impairment charges.

PARTY CITY HOLDCO INC
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended June 30, 2021 EBITDA Adjustments
	June 30, 2021 GAAP Basis (as reported)	Long-lived assets impairment (b)	Inventory restructuring and early lease terminations (f)	Stock-based compensation - employee**	Deferred rent (c)	Other restructuring, retention and severance (a)	Closed store expense (d)	COVID - 19 (e)	Foreign currency (gains), net	Other	June 30, 2021 Non-GAAP basis
Net sales	$535,746										$535,746
Cost of sales	318,574		(2,312)								316,262
Gross profit	217,172										219,484
Selling, General and administrative expenses**	155,336		(1,187)	(1,680)	398	(31)	(1,543)	(655)		(39)	150,599
(Loss) from operations	61,836										68,885
Interest expense, net	23,116									-51	23,065
Other (income) expense, net	(1,300)								772	547	19
Income (loss) before income taxes	40,020										45,801
Interest expense, net	23,116										23,116
Depreciation and amortization	16,916										16,916
EBITDA	80,052										85,833
Adjustments to EBITDA	5,781	—	(3,499)	(1,680)	398	(31)	(1,543)	(655)	772	457	—
Adjusted EBITDA	$85,833	$—	$(3,499)	$(1,680)	$398	$(31)	$(1,543)	$(655)	$772	$457	$85,833
** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year.

PARTY CITY HOLDCO INC
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Six Months Ended June 30, 2022 EBITDA Adjustments
	June 30, 2022 GAAP Basis (as reported)	Long-lived assets impairment (b)	Inventory disposal reserve	Gain on sale of property, plant and equipment	Legal	Stock-based compensation - employee**	Deferred rent (c)	Other restructuring, retention and severance (a)	Closed store expense (d)	Foreign currency (gains), net	Other	March 31, 2022 Non-GAAP basis
Net sales	$960,425											$960,425
Cost of sales	644,445		(1,431)				(4,197)					638,817
Gross profit	315,980											321,608
Selling, General and administrative expenses**	325,366	(9,983)		119	(384)	(3,929)	(2,184)	(710)	(2,708)		(2,220)	303,367
(Loss) from operations	(9,386)											18,241
Interest expense, net	47,579										(416)	47,163
Other (income) expense, net	(2,003)									528	1,328	(147)
(Loss) before Income Taxes	(54,962)											(28,775)
Interest expense, net	47,579											47,579
Depreciation and amortization	31,606											31,606
EBITDA	24,223											50,410
Adjustments to EBITDA	26,187	(9,983)	(1,431)	119	(384)	(3,929)	(6,381)	(710)	(2,708)	528	(1,308)	—
Adjusted EBITDA	$50,410	$(9,983)	$(1,431)	$119	$(384)	$(3,929)	$(6,381)	$(710)	$(2,708)	$528	$(1,308)	$50,410

** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year. 2022 includes impairment charges.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Six Months Ended June 30, 2021 EBITDA Adjustments
	June 30, 2021 GAAP Basis (as reported)	Inventory restructuring and early lease terminations (f)	Net loss on debt repayment (g)	Stock-based compensation - employee**	Deferred rent (c)	Other restructuring, retention and severance (a)	Closed store expense (d)	COVID - 19 (e)	Foreign currency loss	Other	March 31, 2021 Non-GAAP basis
Net sales	$962,553										$962,553
Cost of sales	593,095	(3,694)								124	589,525
Gross profit	369,458										373,028
Selling, General and administrative expenses**	304,357	(2,943)		(2,962)	(1,128)	(2,082)	(3,136)	(1,270)		(1,407)	289,429
Loss on disposal of assets in international operations	3,211									(3,211)	—
Income from operations	61,890										83,599
Interest expense, net	40,330									(105)	40,225
Other (income) expense, net	(873)		(226)						1,311	100	312
(Loss) before income taxes	22,433										43,062
Interest expense, net	40,330										40,330
Depreciation and amortization	34,860										34,860
EBITDA	97,623										118,252
Adjustments to EBITDA	20,629	(6,637)	(226)	(2,962)	(1,128)	(2,082)	(3,136)	(1,270)	1,311	(4,499)	—
Adjusted EBITDA	$118,252	$(6,637)	$(226)	$(2,962)	$(1,128)	$(2,082)	$(3,136)	$(1,270)	$1,311	$(4,499)	$118,252
** Consists of wholesale selling expenses, retail operating expenses, art and development costs and general and administrative expenses, which were reported separately in the prior year.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
(Dollars in thousands, except per share amounts)
(Loss) income before income taxes	$(11,718)	$40,020	$(54,962)	$22,433
Intangible asset amortization	1,528	2,354	3,072	4,831
Amortization of deferred financing costs and original issuance discounts	1,295	1,074	2,566	1,937
Other restructuring, retention and severance (a)	710	31	710	1,967
Long-lived assets impairment (b)	7,829		9,983	—
Non-recurring legal settlements/costs	384	—	384	—
Stock option expense	83	104	168	217
Restricted stock unit and restricted cash awards expense – performance-based	744	1,154	1,313	1,971
COVID - 19 (e)	—	655	—	1,270
Loss on sale of business	—	—	—	3,211
Inventory disposal reserve	810	162	1,431	926
Adjusted income (loss) before income taxes	1,665	45,554	(35,335)	38,763
Adjusted income tax (benefit) expense (h)	(9,841)	11,446	(22,162)	10,064
Adjusted net income (loss)	$11,506	$34,108	$(13,173)	$28,699
Adjusted net income (loss) per common share – diluted	$0.10	$0.29	$(0.12)	$0.25
Weighted-average number of common shares – diluted	114,604,275	116,251,151	112,519,950	115,499,304

(a)
Amounts expensed principally relate to severance due to one-time organizational changes.
(b)
In December 2021, the Company announced the closure of a manufacturing facility in New Mexico that ceased operations in February 2022. As a result, the Company recorded related shutdown charges. In addition, during the three months ended June 30, 2022, the Company recorded an impairment charge related to certain lease assets and property and equipment. See Note 3, Disposition of Assets and Lease-Related Impairments in Item 1, “Condensed Consolidated Financial Statements (Unaudited)” in the Quarterly Report on Form 10-Q).
(c)
The “deferred rent” adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay.
(d)
Charges incurred related to closing and relocating stores in the ordinary course of business.
(e)
Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(f)
Costs incurred for early lease terminations and a merchandise transformation project to transition and optimize stores to the reduced SKU assortment levels.
(g)
The Company recognized net gain on debt repayment in 2021.
(h)
Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended June 30,
	2022		2021
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$303,577	57.6%	$230,961	43.1%
Eliminations	(199,606)	(37.8)	(139,027)	(26.0)
Net wholesale	103,971	19.7	91,934	17.2
Retail	423,478	80.3	443,812	82.8
Total net sales	$527,449	100.0%	$535,746	100.0%

	Six months ended June 30,
	2022		2021
	Dollars in Thousands	Percentage of Net sales	Dollars in Thousands	Percentage of Net sales
Net sales:
Wholesale	$543,257	56.6%	$443,098	46.0%
Eliminations	(347,261)	(36.2)	(257,639)	(26.8)
Net wholesale	195,996	20.4	185,459	19.3
Retail	764,429	79.6	777,094	80.7
Total net sales	$960,425	100.0%	$962,553	100.0%

	Three Months Ended June 30,
	2022		2021
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit	$158,152	37.3%	$193,565	43.6%
Wholesale gross profit	19,820	19.1	23,607	25.7
Total gross profit	$177,972	33.7%	$217,172	40.5%

	Six months ended June 30,
	2022		2021
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit	$271,518	35.5%	$316,743	40.8%
Wholesale gross profit	44,462	22.7	52,715	28.4
Total gross profit	$315,980	32.9%	$369,458	38.4%

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Six Months ended June, 30		Last 12 Months
	2022	2021

Store Count
Corporate Stores:
Beginning of period	759	746	749
New stores opened	2	5	7
Acquired			10
Closed	(5)	(2)	(10)
End of period	756	749	756
Franchise Stores
Beginning of period	72	85	82
New stores opened	—	—	—
Sold to Party City	—	—	(10)
Closed	(2)	(3)	(2)
End of period	70	82	70
Grand Total	826	831	826

	Three months ended June 30,
	2022	2021
Wholesale Share of Shelf (a)	77.7%	81.0%
Manufacturing Share of Shelf (b)	30.1%	30.7%

	Three months ended June 30,
	2022	2021
Brand comparable sales (c)	-5.6%	118.3%

(a) Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.

(b) Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.

(c) Party City brand comparable sales include North American e-commerce sales.